/ / New Enrollment          Northbrook       Northbrook Life Insurance Company
                                             P.O. Box 94042
/ / Policy Change Enrollment                 Palatine, IL 60094

Certificate Number _____________             PART 1 - ENROLLMENT

1. GENERAL INFORMATION                       If name has been changed in last 2
Proposed Insured (First, Middle, Last)       years, indicate name before change.
_________________                            __________________

Address (Street, City, State, Zip               Home Phone Number
__________________                              __________________

Age  Birthdate  State/Country of Birth  Soc. Sec. No    Occupation    / / Male
__   ___        __________________      ______          _______       / / Female

Employer Name           Date of Employment              Business Phone Number
_________________       __________________              __________________

--------------------------------------------------------------------------------
                                             If name has been changed in last 2
Proposed Co- Insured (First, Middle, Last)   years, indicate name before change.
__________________                           __________________

Address (Street, City, State, Zip               Home Phone Number
__________________                              __________________

Age  Birthdate  State/Country of Birth  Soc. Sec. No    Occupation    / / Male
__   ___        __________________      ______          _______       / / Female

Employer Name           Date of Employment              Business Phone Number
_________________       __________________              __________________

--------------------------------------------------------------------------------
Owner (If other than Proposed Insured)          Soc. Sec No.    Birthdate
(First, Middle, Last)
_________________                               _______         ________

Address (Street, City, State, Zip)   Home Phone Number   Relationship to Insured
_________________                    __________          _____________

--------------------------------------------------------------------------------

Beneficiary(ies)        Primary         Contingent      Relationship to Insured       % of Death Benefit
_________________       / /             / /             __________                    __________

_________________       / /             / /             __________                    __________

_________________       / /             / /             __________                    __________

_________________       / /             / /             __________                    __________

--------------------------------------------------------------------------------

2. Will this  certificate  replace  or  change  any  pending  or  existing  life
insurance policy or annuity policy?  / / Yes    / / No

If yes, please list company name __________     Policy Number __________

NLR500                          CUSTOMER COPY

3. MODIFIED SINLE PREMIUM VARIABLE LIFE

        Purchase Payment                Initial Death Benefit
        __________                      __________

Investment Alternative Allocation - $ or % (circle one)

Dean Witter                     Putnam                          Dreyfus
/ / VIS Dividend Growth         / / Voyger                      / / VIF Socially Responsible
/ / VIS European Growth         / / Asia/Pacific                / / VIF Growth & Income
/ / VIS Utilities               / / Global Asset Allocation     / /VIF Money Market
/ / VIS Quality Income          / / Diversified Income

MFS                             Fidelity                        Twentieth Century
/ / Emergency Growth            / / VIP Growth                  / / TCI International
/ / Limited Maturity            / / VIP II Contrafund           / / TCI Balanced
                                / / VIP High Income

--------------------------------------------------------------------------------
MEDICAL HISTORY  (Questions  below refer to anyone proposed for this insurance.)
4. Has anyone proposed for this insurance used any tobacco or nicotine products in the past 24 months? / / Yes / / No

5. Has anyone proposed for this insurance been:

     a. Hospitalized or surigically treated within the last 2 years for heart attack, chest pains or disorder of the heart? / / Yes / / No

     b. Treated within the last 5 years or told they have cancer (other than skin cnacer, excluding melanoma)? / / Yes / / No

     c. Diagnosed or treated by a member of the medical profession for: stroke or other cerebrovascular disorder, diabetes treated with insulin, kidney disorder (not to include bladder or prostate), Alzheimer's disease or other disorders of the brain or nervous system, liver disorder, organ transplant, Acquired Immune Deficiency Syndrome (AIDS) or AIDS Related Complex (ARC) or sought or received treatment or advice for alcohol or drug use? / / Yes / / No

6. Has any proposed for this insurance been:

     a. Diagnosed with or treated within the last 10 years for heart disorder or irregular heart beat, blood pressure treated with medication, vascular or ciculatory disorder, fainting spells, emphysema or other chronic lung or respiratory disorder, cancer (other than skin cancer, excluding melanoma), diabetes, Crohn's disease, regional enteritis, ulcerative colitis? / / Yes / / No

     b. Unable to work or perform regular activities for more that 7 consecutive days within the past 6 months because of sickness or injury? / / Yes / / No

7. Within the last 5 years, has anyone proposed for this insurance had surgery or been advised to have any diagnostic test, hospitalization, or surgery which was not completed? / / Yes / / No

8. Provide full details here for Questions 5, 6, and 7 answered "Yes":
__________________________________

                                  CUSTOMER COPY

I HAVE READ THIS ENROLLMENT, AND I DECLARE THAT ALL ANSWERS WRITTEN ON THIS ENROLLMENT ARE FULL AND CORRECT TO THE BEST OF MY KNOWLEDGE AND BELIEF. I ALSO UNDERSTAND THAT:

a. Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an isurer, submits an enrollment or files a claim containing a false or deceptive statment is guilty of insurance fraud. For enrollment in Kentucky, Ohio and Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an enrollment for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning a fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. For enrollments in New Jersey: Any person who includes any false or misleading information on an enrollment for an insurance certificate is subject to criminal and civil penalties.

b. This Enrollment shall be a part of any insurance certificate issued by Northbrook.

c. Northbrook has the right to require a medical exam, test or other information on the person proposed for this insurance.

d. Any changes are agreed to if the certificate issued is accepted, but written agreement will be obtained from me for any changes, in insurance amount, rating class or age at issue. (In Idaho, Kentucky, and West Virginia, written agreement will be obtained for any changes.)

e.   Insurance  will  start  only  as  provided  in the  Receipt  and  Temporary
     Insurance Agreement issued in connection with this Enrollment. If no receipt is issued, or if insurance under it has stopped and not started again, no insurance will start by reason of this Enrollment until the certificate is delivered and the payment is accepted by Northbrook. In this case insurance will start on the date shown in the certificate, except that no insurance will start on the start date of the certificate if the health of the person proposed for this insurance is not as described in this Enrollment.

f. Only an officer of Northbrook may change this Enrollment or waive a right or requirement. No agent may do this.

g. By signing this Enrollment, the named Owner certifies under penalties of perjury that: 1) the Social Security Number shown on Question 1 of this Enrollment is correct, and 2) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (If you are subject to backup withholding, cross out item 2 above.)

h. I UNDERSTAND THE DEATH BENEFIT, CASH SURRENDER VALUE AND ACCOUNT VALUE MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. I HAVE RECEIVED THE CURRENT PROSPECTUS FOR THIS VARIABLE LIFE PRODUCT. I BELIEVE THAT THIS PRODUCT IS CONSISTENT WITH MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES.

PLEASE REVIEW ALL INFORMATION BEFORE SIGNING.

Date                                            Signature of Proposed Insured
_____________________                           _____________________

Signature of Owner if Other Than Insured        Signature of Proposed Co-Insured
_____________________                           _____________________

Agent Information and Signature

BY SIGING THIS ENROLLMENT, AS THE WRITING AGENT I CERTIFY THAT TO THE BEST OF MY KNOWLEDGE, REPLACEMENT OF EXISTING LIFE INSURANCE OR ANUUITY / / IS / / IS NOT INVOLVED IN THIS SALE

Agent's NAme (Please Print)                     Agent's Signature
_____________________                           _____________________

Agent's Phone Number                            Bank Name
_____________________                           _____________________

City/State                                      Agent/Branch No.
_____________________                           _____________________

Date
_____________________

                                  CUSTOMER COPY

                NORTHBROOK LIFE INSURANCE COMPANY (NORRTHBROOK)

          NOTICE REGARDING THE MEDICAL INFORMATION BUREAU (MIB), INC. Information regarding your insurability will be treated as confidential. Northbrook or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, Inc. (MIB, Inc.), a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number
(617) 426-3660.

Northbrook or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance.

                   NOTICE UNDER THE FAIR CREDIT REPORTING ACT
In compliance with the Fair Credit Reporting Act, you are hereby notified that an Investigative Consumer Report may be made through personal interviews with neighbors, friends, associates, or other persons concerning the character, general reputation, personal characteristics, and mode of living (except as may be related directly or indirectly to sexual orientation) of the person proposed for this insurance. You may obtain additional information concerning the nature and scope of this investigation by writing to Northbrook Life Insurance Company, P.O. Box 94042, Palatine, Illinois, 60094.

In addition, upon your written request you will be informed whether or not an Investigative Consumer Report was requested in connection with your enrollment. If one was requested, you will receive the name and address of the consumer reporting agency to whom the request was made. You may inspect and review a copy of the Investigative Consumer Report by contacting the consumer reporting agency.

                   PERMIT TO OBTAIN AND DISCLOSE CERTAIN DATA

A. Northbrook, its reinsurers, and consumer reporting agencies may get data about my health, occupations, mode of living (except as may be related directly or indirectly to sexual orientation), avocations. I understand that the information obtained by use of this authorization will be used to determine a eligibility for insurance and/or benefits.

B. Any doctor, practitioner, medical or medically related facility, the Veterans Administration, the Medical Information Bureau, Inc. (MIB, Inc.), employer, consumer reporting agency, or insurance company which has such data about me may give such data to Northbrook when this permit or a copy of it is shown. All sources but the MIB, Inc., may give such data to agencies Northbrook has hired to retrieve such information for them.

C. Data about mental illness, alcoholism, sexually transmitted diseases, and the use of drugs are to be included.

D. Northbrook or its reinsurers may make a brief report about me to other companies which I have applied or may apply.

E.   This  permit is good for 30  months  after it is signed.

F. Northbrook may obtain an investigative consumer report on me. / / I want to be interviewed if such a report is obtained.

G. I have read this permit and have a copy. I also have the NOTICE REGARDING MIB, INC., and the NOTICE UNDER THE FAIR CREDIT REPORTING ACT.

Date                                    Signature of Proposed Insured
________________                        ________________

Agent's Signature                       Signature of Proposed Co-Insured
________________                        ________________

                                        Signature of Owner if Othre Than Insured
                                        ________________

                                 CUSTOMER COPY

                   RECEIPT AND TEMPORARY INSURANCE AGREEMENT
                          (Referred to as "Agreement")

All checks must be made payable to Northbrook  Life  Insurance  Company.  Do not
make   checks   payable   to  the   agent   or  leave   the   payee   blank.

$__________ has been received from ___________ as payment for life insurance on the proposed insured as applied for on this date, except as limited in the Amount of Insurance section below.

            NO INSURANCE WILL TAKE EFFECT EXCEPT AS DESCRIBED BELOW

WHEN TEMPORARY INSURANCE STARTS
If payment has been accepted by us and if Part 1 of the Enrollment has been completed on or before the date of this Agreement, temporary insurance under this Agreement will start on the date of this Agreement except: if the applicant is told that a medical exam is required, then the temporary insurance will start when the medical exam is completed.

WHEN TEMPORARY INSURANCE WILL STOP
Temporary insurance under this Agreement will stop on the first of the dates below:

1. The date we write to the Owner indicating that we have stopped considering the Enrollment. We have the absolute right to stop.

2. The date we write to the Owner indicating that a medical exam is required, in which event insurance will stop. Insurance under this Agreement will start again when the required medical exam is done. We have the absolute right to require such medical exam.

3. The date we agree to issue the coverage applied for in the Enrollment. The insurance will then be provided by the certificate as of its start date and not by this Agreement.

4. The date we offer to issue insurance other than as enrolled for in the Enrollment.

5. Sixty days from the date of this Agreement, except in Connecticut written notice of termination will first be sent

We will refund all payments for which this Agreement was given if we stop considering the Enrollment.

AMOUNT OF INSURANCE
If temporary insurance under this Agreement is in effect, it will have the same benefits, provisions, and limitations and be for the same amount as the certificate applied for. However, we will provide no more than a combined total of $500,000 of temporary life insurance under this Agreement and all other Agreements issued for pending Enrollments for the person to whom this receipt was issued.

CONDITIONS UNDER WHICH THERE IS NO COVERAGE
1. If in the answers in the Enrollment, there is fraud or misrepresentation material to the underwriter's acceptance of the risk, then no insurance starts under this Agreement. We will pay only a refund of all payments made.

2. If the person proposed for this insurance dies by suicide while sane or self-destruction while insane, we will pay only a refund of all payments made. We may offer to issue insurance other than as applied for in the Enrollment on the person proposed for this insurance.

3. No insurance starts under this Agreement if no payment is received or if a check or draft given as payment is not honored by the bank.

No one may waive or change any of the terms of this Agreement.

Date                                    Agent's Signature
__________                              __________

                                 CUSTOMER COPY

PART 2                  In Continuance of Application To
MEDICAL                 Northbrook Life Insurance Company         File No. ____

1a. PROPOSED INSURED-Name                  b.ADDRESS                c.BIRTHDATE
______________________                     No & Street:                 /   /
First   Middle  Last                       City:         State:      Mo. Day Yr.
------------------------------------------------------------------------------
2. Name and address of physician last consulted by person in 1a for any reason and regular doctor, if different. MUST BE ANSWERED.
-------------------------------------------------------------------------------
                                                         Date and Reason
Physician                       Address                  For Last Visit
__________                      __________               __________
__________                      __________               __________
-------------------------------------------------------------------------------

3. Has the Proposed Insured ever been treated for, had any signs or systems of, or been told that he/she has:

a.   high blood pressure? / / Yes / / No

b. pain, pressure or discomfort in the chest, palpitation, heart murmur, rheumatic fever or other heart disorder? / / Yes / / No

c. anemia, aneurysm or other disorder of the blood or blood vessels? / / Yes / / No

d. asthma, shortness of breath, pneumonia, emphysema or other disorder of the lungs or respiratory system? / / Yes / / No

e. epilepsy, convulsions, retardation, fainting spells, paralysis, mental illness, nervous breakdown, depression or other disorder of the brain or nervous system? / / Yes / / No

f. ulcer, colitis, hepatitis, or other disorder of the stomach, liver, intestines, pancreas, or rectum? / / Yes / / No


g.   diabetes, thyroid, pituitary or glandular disorder? / / Yes / / No

h. arthritis, back trouble, gout or disorder of the skin, muscles, bones or joints? / / Yes / / No

i.   a polyp, tumor or cancer? / / Yes / / No

j.   sugar, albumin or blood in the urine? / / Yes / / No

k. nephritis, urethritis or other disorder of the kidney or urinary tract? / / Yes / / No

l. mastitis, prostatitis, benereal disease or other disorder of the genital or reproductive organs? / / Yes / / No

m.   any disorder of eyes or ears? / / Yes / / No

n. any disease or enlargement of the lymph nodes, night sweats, fatigue, or unexplained fever? / / Yes / / No

4. Has the proposed insured EVER sought or received treatment or advice for:

a.   The use of alcohol? / / Yes / / No

b. The use of marijuana, narcotics, hallucinatory, or mind altering sunstances not prescribed by a physician? / / Yes / / No

5. Has the proposed insured EVER been diagnosed or received treatment by a memeber of the medical profession for Acquired Immune Deficiency Syndrome
(AIDS), or AIDS Related Complex (ARC), or AIDS related condition? / / Yes / / No

6. Does the proposed insured now take any perscription medication or received treatment of any kind? / / Yes / / No

7. Other than shown above has the proposed insured within the past 5 years:

a. Had any mental disorder, or physical disorder, or congenital abnormality? / / Yes / / No

b.   Had surgery? / / Yes / / No

c.   Had an x-ray, ECG or other diagnostic test? / / Yes / / No

d. Had treatment, consultation or observation in a physician's office? / / Yes / / No

e.   Been a patient in a hospital, clinis or other facility? / / Yes / / No

f. Been advised to have a diagnostic test, hospitalization, or surgery which was not completed? / / Yes / / No

8. Has the proposed insured used tobacco or nicotine in any form in the past 24 months? / / Yes / / No

DETAILS of "Yes" answers. (IDENTIFY QUESTION NUMBER and CIRCLE APPLICABLE ITEMS:
Include diagnoses, dates, duration and names and addresses of all attending physicians and mediacl facilities.)

__________________________________

9. Family History: Tuberculosis, diabetes, cancer, high blood pressure, heart or kidney disease, mental illness or suicide? / / Yes / / No


                        Age if Living           Cause of Death          Age at Death
Father
------------------------------------------------------------------------------------
Mother
------------------------------------------------------------------------------------
Brothers and Sisters
No. Living _____
No. Dead   _____
------------------------------------------------------------------------------------

So far as I know and believe, the answers given above are true and complete. I agree that they, with the statements in my application, will be the basis for all and a part of any insurance issued.

DATED                                   PROPOSED
AT ______________________               INSURED X ___________________________
   City           State                           (If under age 15, Parent)

DATED ON ______________________ EXAMINER  X___________________________ Month Day
Year      (Signature      of      Medical      Examiner      or      Technician)
--------------------------------------------------------------------------------
                             MEDICAL EXAMINER'S FEE VOCHER
                             Please complete all entries to ensure prompt
                             payment of your fee.
                             Proposed
                             Insured's Name ________________________
                             INDICATE WHICH FEES ARE TO BE PAID BY NORTHBROOK
                             ONLY-DO NOT INCLUDE THOSE FEES PAID BY THE
                             PROPOSED INSURED.
                             ---------------------------------------------------
SINCE  MANY  FACTS  NOT      EXAM FEE   AUTHORIZED         OTHER       TOTAL FEE
AVAILABLE TO YOU ARE                    SPECIAL TESTS-     (SPECIFY)
USED  TO  DETERMINE  A       ---------------------------------------------------
PERSON'S INSURABILITY,       $          ECG$    X-RAY$     $           $
PLEASE DO NOT INCLUDE        ---------------------------------------------------
YOUR OPINION REGARDING       Your Name ________________________
THIS CASE.                   Street and No. ____________________
                             City-State-Zip ____________________
                             PLEASE TYPE, PRINT LEGIBLY OR RUBBER STAMP

NLU502

Do not detach. Mail directly to Northbrook Life Insurance Company P.O. Box 94042, Palatine, IL 60094

                              CONFIDENTIAL VOUCHER
Use space below for:
1. General impression if the risk is other than first class.
2. Any information which in the opinion of the examiner should be treated confidentally between the examiner and the Medical Department.









--------------------------------------------------------------------------------
                                     Agent's                 Amount of Insurance
EXAMINATION REPORT                   Name:                   $
--------------------------------------------------------------------------------
9a. Height      Weight        Chest (Full       Chest (Forced        Abdomen (at
    (In Shoes)  (Clothed)     Inspiration)      Expiration)          Umbilicus)
         (cm.)      (kg.)            (cm.)            (cm.)               (cm.)
      ft.  in.       lbs.              in.              in.                 in.
--------------------------------------------------------------------------------
b.   Change in weight last year __________ Loss or Gain (circle one)
c.   Did you weigh? / / Yes / / No Did you measure? / / Yes / / No
d.   Is appearance unhealthy or older than stated age? / / Yes / / No
--------------------------------------------------------------------------------

10a. Blood Pressure:(If systolic reading is over 140 or distolic is over 90, take additional readings at intervals.)
                Systolic
   -----------------------------------------------------------------------------
   Diastolic (5th phase)
   -----------------------------------------------------------------------------

b.   Any use of anti-hypertensive drugs? / / Yes / / No When?
--------------------------------------------------------------------------------
11. Pulse:               At Rest         After Exercise          3 Minutes Later
                  Rate
Irregularities per min.
--------------------------------------------------------------------------------
M.D. ONLY
12. Heart: is there any:
    Enlargement / / Yes / / No                  Dyspnea / / Yes / / No
    Murmurs     / / Yes / / No                  Edema   / / Yes / / No
             (describe below-if more than one describe separately)
                        Murmur 1        Murmur 2
Location                  / /             / /
Constant                  / /             / /
Inconstant                / /             / /
Transmitted               / /             / /
Localized                 / /             / /
Systolic                  / /             / /
Presystolic               / /             / /
Diastolic                 / /             / /
Soft(Gr. 1-2)             / /             / /
Mod.(Gr. 3-4)             / /             / /
Loud (Gr 5-6)             / /             / /
After exercise:
Increased                 / /             / /
Absent                    / /             / /
Unchanged                 / /             / /
Decreased                 / /             / /

Indicate
        Apex by X                                       [Graphic]
        Murmur area by O
        Point of greatest intensity by: O
        Transmission by:

Classification  of murmur(s):  / / Orgnaic / / Function
What is your  diagnosis?
______________________
--------------------------------------------------------------------------------
13. Is there on examination, any abnormailty of the following:
(Circle applicable items and give details)              Yes     No

a. Eyes, ears, nose, mouth, pharynx?                    / /     / /
   (if vision or hearing marked impaired, indicate degree and correction.)
b. Skin (inc. scars; lymph nodes; varcose veins or
   peripheral arteries?                                 / /     / /
c. Nervous system (include reflexes, gait, paralysis)?  / /     / /
d. Respiratory system?                                  / /     / /
e. Abdomen (including any scars)?                       / /     / /
f. Endocrine system(including thyroid)?                 / /     / /
g. Musculoskeletal system (including spine, joints
   amputations, deformities)?                           / /     / /
--------------------------------------------------------------------------------
14. Are you aware of additional medical history? / / Yes    / / No
    (Please furnish details or a confidental report to the Medical Director)
--------------------------------------------------------------------------------
15. Have you any reason to believe that he/she uses or has used alcoholic beverages or drugs to excess? / / Yes / / No
--------------------------------------------------------------------------------
16. Do you know applicant? / / Yes    / / No
    How well? / / Present or / / Former Patient  / / Socially only
--------------------------------------------------------------------------------
17a. URINALYSIS-Test and report findings as follows:
     Specific           Albumin? / / Neg.       Sugar? / / Neg.
     Gravity 1.         Amount-                 Amount-
     Specify Test Used

b. For Females: Are you currently menstuating? / / Yes / / No (Menstruating may cause urine abnormalities.)

c. Are you sending urine sample to Company lab?* / / Yes / / No *Sending sample to Company lab when:
     - Blood is beening sent
     - BP elevated or urinary abnormalities
     - History of diabetes, elevated BP or GU disorder.
--------------------------------------------------------------------------------
18. COMPLETE THE FOLLOWING QUESTIONS FOR ALL APPLICANTS AGES 65 AND UP

a.   Does the proposed insured appear stated age? / / Yes / / No
     If no, explain: ____________________

b. Are there any obvious physical abnormalities? / / Yes / / No If yes, explain: ____________________

c. Does the proposed insured seem alert and oriented to time and place? / / Yes / / No

d. Is the proposed insured able to recall medical history without hesitation or assistance from another person? / / Yes / / No

e.   Does the proposed insured have any speech difficulties? / / Yes / / No

f. Does the proposed insured use a cane, walker, wheelchair, or have any difficulty with locomotion? / / Yes / / No

g. Does the proposed insured take any medications or need assistance taking them? If yes, elaborate _________

h. In the past 3 years, has the proposed insured had any automobile accidents or falls? / / Yes / / No
--------------------------------------------------------------------------------
Details of "Yes" answers. (Identify them.) Additional remarks and or any observations that you wish to comment on:
_________________________________



--------------------------------------------------------------------------------
EXAMINED AT: / / My Office   / / Business   or   / / Home
How did you identify the proposed insured?____________________
Were the questions translated for the proposed insured to a language other than English? / / Yes / / No Explain __________
Date:______________________  Time:_______ a.m. _________ p.m.
Exmanier's Signature ____________________________       Degree _______________
Street and Number ___________________________________
City, State, Zip ____________________________________________________
Examnier's Phone Number (    ) ______________________